THIS SETTLEMENT AGREEMENT is effective as of the 31st day of December, 2014.

BETWEEN:
LITHIUM EXPLORATION GROUP, INC., with an office at 3800 North Central Avenue, Suite 820, Phoenix, Arizona, 85012.

(the “Company”)

AND:

ALEXANDER R. WALSH with an address at 320 East Fairmont Drive,
Tempe, Arizona 85282.

(the “Shareholder”)

WHEREAS the Company has informed the Shareholder that the Shareholder is liable to the Company for an aggregate amount of $80,523.58 (the “Short Swing Profit”) under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Act”) for the profit realized from transactions in the Company’s common stock as set forth in Schedule “A” attached hereto.

NOW THEREFORE THIS SETTLEMENT AGREEMENT WITNESSETH that in consideration for the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.

Disgorgement. In exchange for the forbearance of legal action by the Company pursuant to Section 16(b) of the Act, the Shareholder agrees to disgorge the Short Swing Profit to the Company as of the effective date of this Settlement Agreement.

2.	Governing Law. This agreement and the other documents issued pursuant to this Agreement shall be governed by the internal laws of the State of Arizona.

3.

Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

4.

Entire Agreement. This Agreement and the other documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings concerning such subject matter other than those expressly set forth in this Agreement. This Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

5.

Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an officer of a corporate party by personal delivery or telephonic facsimile transmission or three (3) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, and addressed as set forth on the signature pages hereto, unless and until any of such parties notifies the others in accordance with this Section of a change of address.

6.	Amendments. This Agreement may be amended if such amendment is in writing and is signed by the all of the parties hereto.

7.

Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.

Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

9.

Assignability; Successors. Each party’s right and liabilities under this Agreement are not assignable or delegable, in whole or in part, without the prior written consent of the other party. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the day and year first above written.

LITHIUM EXPLORATION GROUP, INC.

Per:	/s/ Alexander Walsh
Name: Alexander Walsh
Title: President and Director

	Signed, sealed and delivered by	)
	ALEXANDER WALSH in the presence of:	)
)
	/s/ Shanon Chilson	)
	Signature of Witness	)	/s/Alexander Walsh
		)	ALEXANDER WALSH
	Shanon Chilson	)
	Name of Witness	)
)

Schedule “A”

Date of Trade:	Type:	Number of Shares:	Price per share:	Aggregate transaction amount:	Aggregate transaction amount at price on Oct. 22/14	Short swing profit:
4/29/2014	Sale	121,100	$0.0450	$5,449.50	$460.18	$4,989.32
5/1/2014	Sale	6,400	$0.0380	$243.20	$24.32	$218.88
7/8/2014	Sale	229,800	$0.0400	$9,192.00	$873.24	$8,318.76
7/9/2014	Sale	114,000	$0.0390	$4,446.00	$433.20	$4,012.80
7/10/2014	Sale	52,000	$0.03900	$2,028.00	$197.60	$1,830.40
7/11/2014	Sale	60,000	$0.0390	$2,340.00	$228.00	$2,112.00
7/14/2014	Sale	45,000	$0.0390	$1,755. 00	$171.00	$1,584.00
7/15/2014	Sale	392,180	$0.0370	$14,510.66	$1,490.284	$13,020.376
7/16/2014	Sale	70,000	$0.0360	$2,520.00	$266.00	$2,254.00
7/17/2014	Sale	80,000	$0.0370	$2,960.00	$304.00	$2,656.00
7/18/2014	Sale	120,000	$0.0360	$4,320.00	$456.00	$3,864.00
7/21/2014	Sale	160,000	$0.0360	$5,760.00	$608.00	$5,152.00
7/22/2014	Sale	300,000	$0.0350	$10,500.00	$1,140.00	$9,360.00
7/23/2014	Sale	88,000	$0.0360	$3,168.00	$334.40	$2,833.60
7/24/2014	Sale	39,020	$0.0360	$1,404.72	$148.276	$1,256.444
8/11/2014	Sale	70,000	$0.0360	$2,520.00	$266.00	$2,254.00
8/19/2014	Sale	552,500	$0.0306	$16,906.50	$2,099.50	$14,807.00
Total:		2,500,000		$90,023.58	$9,500.00	$80,523.58

10/22/2014	Purchase	2,500,000	$0.0038	$9,500